AMENDMENT NO. 2 TO RIGHTS AGREEMENT


     THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment No. 2"), dated as of December 21, 2006, is between Swift Energy Company, a Texas corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     A. Recitals.

        1. The Company and the Rights Agent are parties to a Rights Agreement, dated as of August 1, 1997, the Amended and Restated Rights Agreement dated as of March 31, 1999, and Amendment No. 1 to the Rights Agreement dated as of December 12, 2005 (the "Rights Agreement").

        2. Under Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

     B. Amendments to Rights Agreement.

        1. Amendments to Section 7.

        Paragraphs (a) and (b) of Section 7 of the Rights Agreement are hereby amended to read in their entirety as follows:

        a.  "Except  as   otherwise   provided   herein,   the   Rights    shall
     become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)
     (ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on December 20, 2016 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof."

        b. "The Purchase Price shall be $250 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired



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     upon  exercise  of a Right  shall  be  subject to  adjustment  from time to time as  provided in Sections 11 and 13  hereof and  shall  be  payable  in
     lawful  money  of  the   United   States  of   America   in accordance with
     paragraph (c) of this Section 7."

        2. Form of Right Certificate.

        The form of Right Certificate attached to the Amended and Restated Rights Agreement dated as of March 31, 1999 as Exhibit B shall be replaced in its entirety by the form of Right Certificate attached hereto and designated as Exhibit B.

        3. Effectiveness.

        This Amendment No. 2 shall be deemed effective as of December 21, 2006, as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        4. Miscellaneous.

        This  Amendment  No. 2  shall  be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment No. 2 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date set forth above.

                                        SWIFT ENERGY COMPANY

                                        By:   /s/ Bruce H. Vincent
                                              ----------------------------------
                                        Name:   Bruce H. Vincent
                                        Title:  President


                                        AMERICAN STOCK TRANSFER & TRUST COMPANY


                                        By:   /s/ Herbert J. Lemmer
                                            ------------------------------------
                                                  Herbert J. Lemmer

                                                                       Exhibit B

                            Form of Right Certificate

Certificate No. R-__________


               NOT EXERCISABLE AFTER DECEMBER 20, 2016, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                                RIGHT CERTIFICATE

                              SWIFT ENERGY COMPANY

     This certifies that ______________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 1, 1997, the Amended and Restated Rights Agreement dated as of March 31, 1999, and Amendment No. 1 to the Rights Agreement dated as of December 12, 2005, and Amendment No. 2 to the Rights Agreement dated as of December 21, 2006, as the same may be further amended from time to time (the "Rights Agreement"), between SWIFT ENERGY COMPANY, a Texas corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Houston, Texas time, on December 20, 2016, at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company at a purchase price of $250 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 21, 2006, based on the Preferred Stock as constituted at such date. As provided



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in the Rights Agreement,  the Purchase Price, the number of one  one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.01 per share, or shares of Preferred Stock.

     No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any


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meeting thereof,  or to give or withhold consent to any corporate  action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________________.

                                                     SWIFT ENERGY COMPANY



                                                     ---------------------------
                                                           Terry E. Swift
                                                     Chairman of the Board and
                                                      Chief Executive Officer


ATTEST:


-------------------------------
Karen Bryant, Secretary




Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Rights Agent


-----------------------------
By: __________________________
Name:    ________________________
Title:__________________________